SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report: May 21, 1998
(Date of earliest event reported)


                      GS Mortgage Securities Corporation II
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                333-40939-01                  22-3442024
--------------------------------------------------------------------------------
(State or Other              (Commission               (I.R.S. Employer
Jurisdiction of             File Number)              Identification No.)
 Incorporation)



               85 Broad Street, New York, N.Y.        10004
--------------------------------------------------------------------------------
          (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code: (212) 902-1000

Item 5.       Other Events.

     Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1998-GL II (the "Certificates"). On May 11, 1998, GS Mortgage Securities Corporation II (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of May 11, 1998 (the "Pooling and Servicing Agreement"), by and among the Company, as seller, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee, and ABN AMRO BANK N.V., as fiscal agent, of the Certificates, issued in fourteen classes. The Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates (the "Publicly Offered Certificates"), with an aggregate principal balance as of May 11, 1998 (the "Cut-Off Date") of $1,317,588,000, were sold to Goldman, Sachs & Co. ("GS&Co.") pursuant to an Underwriting Agreement, dated May 14, 1998, by and between GS&Co., as underwriter, and the Company.

     Attached as Exhibit 8 is the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Company, regarding tax matters (the "Tax Matters Opinion"), provided in connection with the issuance of the Certificates.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit 4         Pooling and Servicing Agreement

Exhibit 8         Tax Matters Opinion

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                GS MORTGAGE SECURITIES CORPORATION II


                                By:/s/Marvin Kabatznick
                                   Name: Marvin Kabatznick
                                   Title: Chief Executive Officer

Date: May 22, 1998

                                  Exhibit Index



       Item 601(a) of Regulation





              S-K Exhibit No.                  Description
       -------------------------               -----------
                   4                           Pooling and Servicing Agreement

                   8                           Tax Matters Opinion